                                  EXHIBIT 21.1
                      SUBSIDIARIES OF LITHIA MOTORS, INC.



                                            JURISDICTION
                                                 OF                    NAME UNDER WHICH
NAME OF SUBSIDIARY                          INCORPORATION           BUSINESS IS CONDUCTED
------------------------------------------  -------------  ----------------------------------------
Lithia TLM, LLC                                Oregon           Lithia Toyota Lincoln Mercury;
                                                                    Lithia Lincoln Mercury

Lithia Grants Pass Auto Center, LLC            Oregon         Lithia's Grants Pass Auto Center;
                                                                         Xpress Lube

Lithia Dodge, LLC                              Oregon      Lithia Dodge; Lithia Mazda; Xpress Lube;
                                                            Lithia Dodge Chry Ply Mazda Jeep Eagle

Lithia MTLM, Inc.                              Oregon           Lithia Toyota Lincoln Mercury

LGPAC, Inc.                                    Oregon          Lithia's Grants Pass Auto Center

Lithia DM, Inc.                                Oregon        Lithia Chrysler Plymouth Jeep Eagle,
                                                            Inc.; Lithia Dodge Chry Ply Mazda Jeep
                                                                            Eagle

Lithia HPI, Inc.                               Oregon         Lithia Honda Pontiac Suzuki Isuzu;
                                                              Lithia Honda; Honda Automobiles of
                                                            Medford; Lithia Isuzu; Lithia Pontiac;
                                                            Lithia Suzuki; Lithia Volkswagen Audi

Saturn of Southwest Oregon, Inc.               Oregon             Saturn of Southwest Oregon

Lithia DE, Inc.                                Oregon               Lithia Dodge of Eugene

Lithia Chrysler Plymouth Jeep Eagle, Inc.      Oregon       Lithia Chrysler Plymouth; Lithia Dodge
                                                                  Chry Ply Mazda Jeep Eagle

Lithia BNM, Inc.                               Oregon             Lithia Nissan; Medford BMW

Lithia DC, Inc.                              California    Lithia Dodge of Concord; Lithia Isuzu of
                                                                           Concord

Lithia FN, Inc.                              California              Lithia Ford of Napa

Lithia TKV, Inc.                             California           Lithia Toyota of Vacaville

Lithia FVHC, Inc.                            California             Lithia Sun Valley Ford

Lithia VWC, Inc.                             California          Lithia Sun Valley Volkswagen

Lithia NB, Inc.                              California          Lithia Nissan of Bakersfield

Lithia BB, Inc.                              California    Lithia BMW of Bakersfield; Lithia Acura
                                                                        of Bakersfield

Lithia MB, Inc.                              California        Lithia Mitsubishi of Bakersfield

Lithia JEB, Inc.                             California        Lithia Jeep Eagle of Bakersfield

Lithia JEF, Inc.                             California          Lithia Jeep Eagle of Fresno

Lithia NF, Inc.                              California            Lithia Nissan of Fresno

Lithia FMF, Inc.                             California             Lithia Ford of Fresno

Lithia MMF, Inc.                             California             Lithia Mazda of Fresno

                                            JURISDICTION
                                                 OF                    NAME UNDER WHICH
NAME OF SUBSIDIARY                          INCORPORATION           BUSINESS IS CONDUCTED
------------------------------------------  -------------  ----------------------------------------
Lithia Real Estate, Inc.                       Oregon              Lithia Real Estate, Inc.

Lithia Financial Corporation                   Oregon            Lithia Financial Corporation

Lithia Rentals                                 Oregon        Avis Rent A Car; Discount Rent-A-Car

Lithia Auto Services, Inc.                     Oregon        Cellular World; Lithia Body & Paint;
                                                                      Thrift Auto Supply

Lithia Auto Services of California, Inc.     California    Lithia Auto Services of California, Inc.

Lithia Aircraft, Inc.                          Oregon               Lithia Aircraft, Inc.

Lithia SALMIR, Inc.                            Nevada         Dick Donnelly Isuzu; Dick Donnelly
                                                               Suzuki; Dick Donnelly Audi; Dick
                                                                   Donnelly Lincoln/Mercury